UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 2013 (September 25, 2013)

GLOBAL BRASS AND COPPER

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

475 N. Martingale Road Suite 1050

Schaumburg, IL 60173

(Address of principal executive offices)

(847) 240-4700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On September 25, 2013, Global Brass and Copper Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling stockholder listed on Schedule II thereto (the “Selling Stockholder”) and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives for the underwriters set forth on Schedule I thereto (collectively, the “Underwriters”), relating to a secondary public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”). Under the Underwriting Agreement, the Selling Stockholder, the Company’s current majority stockholder, which is an affiliate of KPS Capital Partners, LP, agreed to sell 5,000,000 shares of Common Stock to the Underwriters at a purchase price per share of $15.71625 (i.e., the offering price to the public of $16.50 per share minus the underwriters’ discount). The Underwriting Agreement also provides the Underwriters with an option to purchase up to an additional 750,000 shares of Common Stock from the Selling Stockholder to cover over allotments within 30 calendar days after the date of the Underwriting Agreement. On September 27, 2013, the Underwriters notified the Company and the Selling Stockholder that they were electing to exercise in full their option to purchase an additional 750,000 shares of Common Stock from the Selling Stockholder. The secondary public offering is expected to close on October 1, 2013, subject to certain customary conditions. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.

Item 8.01	Other Events

On September 25, 2013, the Company issued a press release announcing that it priced the secondary public offering. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 25, 2013, among Global Brass and Copper Holdings, Inc., the selling stockholder listed on Schedule II thereto and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto.

99.1	Press release of Global Brass and Copper Holdings, Inc. dated September 25, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ Scott B. Hamilton
Name:	Scott B. Hamilton
Title:	General Counsel and Secretary

Dated: October 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 25, 2013, among Global Brass and Copper Holdings, Inc., the selling stockholder listed on Schedule II thereto and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto.

99.1	Press release of Global Brass and Copper Holdings, Inc. dated September 25, 2013.

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